Schedule B

This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 28th day of November, 2007 between SPDR® SERIES TRUST, ON BEHALF OF EACH OF ITS RESPECTIVE SERIES AS LISTED ON SCHEDULE B, SEVERALLY AND NOT JOINTLY (the “Funds”) and STATE STREET BANK AND TRUST COMPANY (“State Street”).

Fund Name	Taxpayer Identification Number	Tax-Year End
SPDR® Dow Jones Total Market ETF	04-3526697	June 30
SPDR® Dow Jones Large Cap ETF	14-1937147	June 30
SPDR® S&P 500 Growth ETF	04-3526701	June 30
SPDR® S&P 500 Value ETF	04-3526672	June 30
SPDR® Dow Jones Mid Cap ETF	14-1937148	June 30
SPDR® S&P 400 Mid Cap Growth ETF	14-1937151	June 30
SPDR® S&P 400 Mid Cap Value ETF	14-1937150	June 30
SPDR® S&P 600 Small Cap ETF	14-1937152	June 30
SPDR® S&P 600 Small Cap Growth ETF	04-3526668	June 30
SPDR® S&P 600 Small Cap Value ETF	04-3526667	June 30
SPDR® Global Dow ETF	04-3526673	June 30
SPDR® Dow Jones REIT ETF	04-3526665	June 30
SPDR® S&P® Bank ETF	14-1937154	June 30
SPDR® S&P® Capital Markets ETF	14-1937158	June 30
SPDR® S&P® Insurance ETF	14-1937157	June 30
SPDR® Morgan Stanley Technology ETF	04-3526664	June 30
SPDR® S&P® Dividend ETF	14-1937159	June 30
SPDR® S&P® Aerospace & Defense ETF	65-1276061	June 30
SPDR® S&P® Biotech ETF	76-0808148	June 30
SPDR® S&P® Health Care Equipment ETF	65-1276069	June 30
SPDR® S&P® Health Care Services ETF	65-1276072	June 30
SPDR® S&P® Homebuilders ETF	76-0808150	June 30
SPDR® S&P® Metals & Mining ETF	56-2576727	June 30
SPDR® S&P® Oil & Gas Equipment & Services ETF	56-2576785	June 30
SPDR® S&P® Oil & Gas Exploration & Production ETF	56-2576784	June 30
SPDR® S&P® Pharmaceuticals ETF	56-2576781	June 30

Schedule B (continued)

Fund Name	Taxpayer Identification Number	Tax-Year End
SPDR® S&P® Retail ETF	56-2576776	June 30
SPDR® S&P® Semiconductor ETF	76-0808148	June 30
SPDR® S&P® Software & Services ETF	65-1276067	June 30
SPDR® S&P® Telecom ETF	65-1276076	June 30
SPDR® S&P® Transportation ETF	65-1276077	June 30
SPDR® S&P® Mortgage FinanceSM ETF	65-1276059	June 30
SPDR® S&P® Regional BankingSM ETF	56-2576775	June 30
SPDR® Barclays Capital 1-3 Month T-Bill ETF	20-8599062	June 30
SPDR® Barclays Capital Intermediate Term Treasury ETF	20-8600499	June 30
SPDR® Barclays Capital Long Term Treasury ETF	20-8600546	June 30
SPDR® Barclays Capital TIPS ETF	20-8600606	June 30
SPDR® Barclays Capital Aggregate Bond ETF	20-8600831	June 30
SPDR® Nuveen Barclays Capital Municipal Bond ETF	20-8600784	June 30
SPDR® Barclays Capital International Treasury Bond ETF	26-0497008	June 30
SPDR® Nuveen Barclays Capital California Municipal Bond ETF	26-0748255	June 30
SPDR® Nuveen Barclays Capital New York Municipal Bond ETF	26-0748469	June 30
SPDR® Nuveen Barclays Capital Short Term Municipal Bond ETF	26-0748494	June 30
SPDR® Barclays Capital High Yield Bond ETF	26-1226059	June 30
SPDR® DB International Government Inflation-Protected Bond ETF	26-0497085	June 30
SPDR® Barclays Capital Short Term International Treasury Bond ETF	26-3267006	June 30
SPDR® Barclays Capital Intermediate Term Corporate Bond ETF	26-2655153	June 30
SPDR® Barclays Capital Long Term Corporate Bond ETF	26-2655232	June 30
SPDR® Barclays Capital Convertible Securities ETF	26-2655273	June 30
SPDR® Barclays Capital Mortgage Backed Bond ETF	26-2655105	June 30
SPDR® Nuveen S&P® VRDO Municipal Bond ETF	26-4736029	June 30
SPDR® Wells Fargo Preferred Stock ETF	27-0295512	June 30
SPDR® Barclays Capital Short Term Corporate Bond ETF	20-8600692	June 30
SPDR® Nuveen Barclays Capital Build America Bond ETF	27-2121450	June 30
SPDR® Barclays Capital International Corporate Bond ETF	27-2228681	June 30
SPDR® Barclays Capital Emerging Markets Local Bond ETF	26-2520460	June 30
SPDR® Barclays Capital Issuer Scored Corporate Bond ETF	27-4824014	June 30
SPDR® Nuveen S&P® High Yield Municipal Bond ETF	27-2121189	June 30
SPDR® Barclays Capital Short Term Treasury ETF	45-3712964	June 30
SPDR® Barclays Capital Investment Grade Floating Rate ETF	45-3712800	June 30
SPDR® Barclays Capital Short Term High Yield Bond ETF	45-4350099	June 30
SPDR® BofA Merrill Lynch Emerging Markets Corporate Bond ETF	45-5017517	June 30
SPDR® BofA Merrill Lynch Crossover Corporate Bond ETF	45-5017557	June 30
SPDR® S&P® 1500 Value Tilt ETF	45-2783091	June 30
SPDR® S&P® 1500 Momentum Tilt ETF	46-0902576	June 30

DATED: October 24, 2012

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